SCHEDULE A
                           AS AMENDED DECEMBER 4, 2001

                      PBHG INSURANCE SERIES FUND PORTFOLIOS

PORTFOLIO
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PBHG Growth II Portfolio

PBHG Large Cap Growth Portfolio

PBHG Select Value Portfolio

PBHG Mid-Cap Value Portfolio

PBHG Small Cap Value Portfolio

PBHG Technology & Communications Portfolio

PBHG Select 20 Portfolio

PBHG Small Cap Growth Portfolio

PBHG Stable Value Portfolio


                                          By:   /s/ John M. Zerr
                                                ----------------
                                                John M. Zerr

                                          Name: John M. Zerr

                                          Title: Vice President and Secretary